Exhibit 99

GENERAL ELECTRIC COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 9, 2021, General Electric Company (the “Company” or “GE”) entered into a transaction agreement with AerCap Holdings N.V. (“AerCap”), pursuant to which GE will combine its GE Capital Aviation Services (“GECAS”) business with AerCap for total consideration consisting of $23.9 billion cash subject to contract closing adjustments, 111.5 million ordinary shares of AerCap (approximately 46% ownership interest) valued at $6.6 billion based on the closing share price of $59.33 on March 29, 2021, and $1 billion paid in AerCap notes and/or cash upon closing at AerCap's option. Completion of the transaction remains subject to AerCap shareholder approval, regulatory approvals and other customary closing conditions.

In connection with the transaction, the historical results of GECAS will be reported in GE's consolidated financial statements as discontinued operations beginning in the first quarter of 2021. Upon completion of the transaction, GE will deconsolidate GECAS and intends to use the transaction proceeds and its existing cash sources to reduce leverage by approximately $30 billion. GE will elect to prospectively measure its investment in AerCap at fair value. This investment and the related earnings impact from subsequent changes in fair value in the investment will be recognized in continuing operations.

The following unaudited pro forma condensed consolidated statement of financial position as of December 31, 2020 is presented as if the GECAS transaction, as described in the notes to these unaudited pro forma condensed consolidated financial statements, had occurred on December 31, 2020.

The unaudited pro forma condensed consolidated statement of earnings (loss) for each of the years ended December 31, 2020, 2019, and 2018 is presented as if the GECAS transaction had occurred on January 1, 2018. The estimated loss on sale in connection with this transaction is reflected in the unaudited pro forma condensed statement of financial position within retained earnings. The estimated loss on sale will be reflected in discontinued operations and therefore is not reflected in the unaudited pro forma condensed consolidated statement of earnings (loss). In addition, the unaudited pro forma condensed consolidated statement of earnings does not give effect to any gains or charges associated with changes in the fair value of our investment in AerCap due to changes in the share price of AerCap's ordinary shares. It also does not give effect for reduced costs from delevering or interest income and other impacts associated with the potential issuance by AerCap of $1 billion of notes.

The unaudited pro forma condensed consolidated statements of earnings (loss) are subject to the assumptions and adjustments described in the accompanying notes. These assumptions and adjustments are based on information presently available. These preliminary assumptions and estimates are subject to change upon the actual closing of the transaction. Actual adjustments may differ materially from the information presented due to changes in the share price of AerCap's ordinary shares, contract closing adjustments and the carrying value of GECAS. The unaudited pro forma condensed consolidated statements of earnings (loss) are based on the historical financial statements of GE for the period presented and in the opinion of GE management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had the events reflected been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the notes thereto should be read together with GE’s audited consolidated financial statements and the notes thereto as of and for the year ended December 31, 2020, and Management’s Discussion and Analysis included in GE’s Annual Report on Form 10-K for the year ended December 31, 2020.

(1)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
As of December 31, 2020 (in billions)	As Reported	GECAS Pro Forma Adjustments (e)		Proforma
Cash, cash equivalents and restricted cash	$36.6	$23.3	(a)	$59.9
Investment securities	7.3	7.6	(b)	14.9
Current receivables	16.7	—		16.7
Inventories, including deferred inventory costs	15.9	—		15.9
Current contract assets	5.8	—		5.8
All other current assets	6.1	(3.2)		3.0
Current assets	88.4	27.7		116.1

Investment securities	42.5	—		42.5
Property, plant and equipment – net	44.7	(28.0)		16.7
Goodwill	25.5	—		25.5
Other intangible assets – net	9.8	(0.1)		9.7
Contract and other deferred assets	5.9	—		5.9
All other assets	24.6	(5.4)		19.1
Deferred income taxes	12.1	2.2	(c)	14.3
Total assets	$253.5	$(3.6)		$249.9

Short-term borrowings	$4.8	$(0.1)		$4.7
Accounts payable and equipment project accruals	16.5	—		16.5
Progress collections and deferred income	18.2	0.2		18.4
All other current liabilities	16.6	(0.3)	(d)	16.3
Current liabilities	56.1	(0.3)		55.8

Long-term borrowings	70.3	(0.1)		70.2
Insurance liabilities and annuity benefits	42.2	—		42.2
Non-current compensation and benefits	29.8	(0.1)		29.7
All other liabilities	18.1	(0.6)		17.5
Total liabilities	216.4	(1.0)		215.4

Preferred stock	—	—		—
Common stock	0.7	—		0.7
Accumulated other comprehensive income (loss) – net attributable to GE	(9.7)	—		(9.7)
Other capital	34.3	—		34.3
Retained earnings	92.2	(2.6)	(f)	89.7
Less common stock held in treasury	(82.0)	—		(82.0)
Total GE shareholders’ equity	35.6	(2.6)		33.0
Noncontrolling interests	1.5	—		1.5
Total equity	37.1	(2.6)		34.5
Total liabilities and equity	$253.5	$(3.6)		$249.9
Amounts may not add due to rounding.
(2)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
For the year ended December 31, 2020 (In billions; per-share amounts in dollars)	As Reported	GECAS Pro Forma Adjustments (g)		Pro Forma

Revenues
Sales of goods	$49.5	$(0.1)		$49.4
Sales of services	23.6	—		23.6
GE Capital revenues from services	6.6	(3.7)		2.9
Total revenues	79.6	(3.8)	(h)	75.8

Costs and expenses
Cost of goods sold	42.0	—		42.0
Cost of services sold	18.4	(2.5)		15.9
Selling, general and administrative expenses	12.6	—	(i)	12.6
Research and development	2.6	—		2.6
Interest and other financial charges	3.3	(0.9)	(j)	2.4
Insurance losses and annuity benefits	2.4	—		2.4
Goodwill impairments	1.7	(0.8)		0.9
Non-operating benefit costs	2.4	—		2.4
Other costs and expenses	0.4	(0.2)		0.2
Total costs and expenses	85.8	(4.5)		81.3

Other income	11.4	—		11.4

Earnings (loss) from continuing operations before income taxes	5.2	0.8		6.0
Benefit (provision) for income taxes	0.5	—	(k)	0.5
Earnings (loss) from continuing operations	5.7	0.8		6.5
Less net earnings (loss) attributable to noncontrolling interests	(0.2)	—		(0.2)
Preferred stock dividends	(0.5)	—		(0.5)
Net earnings (loss) from continuing operations attributable to GE common shareowners	$5.4	$0.8		$6.1

Per-share amounts
Earnings (loss) from continuing operations
Diluted earnings (loss) per share	$0.59			$0.68
Basic earnings (loss) per share	$0.59			$0.68

Average equivalent shares (in millions)
Diluted	8,761			8,761
Basic	8,753			8,753
Amounts may not add due to rounding.

(3)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
For the year ended December 31, 2019 (In billions; per-share amounts in dollars)	As Reported	GECAS Pro Forma Adjustments (g)		Pro Forma

Revenues
Sales of goods	$58.9	$(0.1)		$58.9
Sales of services	28.5	—		28.5
GE Capital revenues from services	7.7	(4.7)		3.1
Total revenues	95.2	(4.7)	(h)	90.5

Costs and expenses
Cost of goods sold	45.9	(0.1)		45.8
Cost of services sold	21.0	(2.0)		19.0
Selling, general and administrative expenses	13.9	(0.1)	(i)	13.8
Research and development	3.1	—		3.1
Interest and other financial charges	4.2	(1.0)	(j)	3.2
Insurance losses and annuity benefits	3.3	—		3.3
Goodwill impairments	1.5	—		1.5
Non-operating benefit costs	2.8	—		2.8
Other costs and expenses	0.5	(0.3)		0.2
Total costs and expenses	96.3	(3.5)		92.8

Other income	2.2	—		2.2

Earnings (loss) from continuing operations before income taxes	1.1	(1.2)		(0.1)
Benefit (provision) for income taxes	(0.7)	0.2	(k)	(0.6)
Earnings (loss) from continuing operations	0.4	(1.0)		(0.6)
Less net earnings (loss) attributable to noncontrolling interests	—	—		—
Preferred stock dividends	(0.5)	—		(0.5)
Net earnings (loss) from continuing operations attributable to GE common shareowners	$—	$(1.0)		$(1.1)

Per-share amounts
Earnings (loss) from continuing operations
Diluted earnings (loss) per share	$(0.01)			$(0.12)
Basic earnings (loss) per share	$(0.01)			$(0.12)

Average equivalent shares (in millions)
Diluted	8,724			8,724
Basic	8,724			8,724
Amounts may not add due to rounding.

(4)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
For the year ended December 31, 2018 (In billions; per-share amounts in dollars)	As Reported	GECAS Pro Forma Adjustments (g)		Pro Forma

Revenues
Sales of goods	$60.1	$(0.1)		$60.0
Sales of services	28.8	—		28.8
GE Capital revenues from services	8.1	(4.6)		3.4
Total revenues	97.0	(4.8)	(h)	92.3

Costs and expenses
Cost of goods sold	47.6	(0.1)		47.5
Cost of services sold	21.8	(2.0)		19.8
Selling, general and administrative expenses	14.6	(0.1)	(i)	14.5
Research and development	3.4	—		3.4
Interest and other financial charges	4.8	(1.0)	(j)	3.8
Insurance losses and annuity benefits	2.8	—		2.8
Goodwill impairments	22.1	—		22.1
Non-operating benefit costs	2.8	—		2.8
Other costs and expenses	0.4	(0.2)		0.3
Total costs and expenses	120.3	(3.3)		117.0

Other income	2.3	—		2.3

Earnings (loss) from continuing operations before income taxes	(21.0)	(1.4)		(22.4)
Benefit (provision) for income taxes	(0.1)	0.2	(k)	0.1
Earnings (loss) from continuing operations	(21.1)	(1.2)		(22.3)
Less net earnings (loss) attributable to noncontrolling interests	(0.1)	—		(0.1)
Preferred stock dividends	(0.4)	—		(0.4)
Net earnings (loss) from continuing operations attributable to GE common shareowners	$(21.4)	$(1.2)		$(22.7)

Per-share amounts
Earnings (loss) from continuing operations
Diluted earnings (loss) per share	$(2.47)			$(2.61)
Basic earnings (loss) per share	$(2.47)			$(2.61)

Average equivalent shares (in millions)
Diluted	8,691			8,691
Basic	8,691			8,691
Amounts may not add due to rounding.

(5)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following items resulted in adjustments in the unaudited pro forma condensed consolidated financial information:
a.For purposes of these pro forma financial statements, we present the cash to be received from the sale of GECAS including the estimated contractual adjustments that will be determined when the transaction closes. Adjustment represents $23.4 billion cash received from sale of GECAS (reflecting contract closing adjustments of $0.4 billion and estimated cash cost directly associated with the transaction of $0.1 billion) and the elimination of cash attributable to GECAS of $0.1 billion. Contract closing adjustments are subject to change based upon the actual balance sheet on the closing date of the transaction.
b.Adjustment represents 111.5 million shares of AerCap at an assumed price of $59.33 on March 29, 2021, totaling $6.6 billion, and issuance by AerCap of $1 billion of notes received as partial consideration from the sale of GECAS. The value of the ordinary shares of AerCap ultimately transferred will be based on the closing share price of AerCap’s ordinary shares on the last trading day prior to the closing of the transaction. Accordingly, the value of the shares will fluctuate until the closing of the transaction. A $1 change in the share price of AerCap would increase or decrease total consideration by $0.1 billion.
c.Adjustment represents the elimination of $2.4 billion of deferred tax liabilities attributable to GECAS less a decrease in deferred tax assets of $0.2 billion as a result of the sale of GECAS.
d.Adjustment represents the elimination of $1.6 billion of other current liabilities attributable to GECAS less an increase in current tax liabilities of $1.2 billion as a result of the sale of GECAS.
e.Adjustments represent the elimination of assets and liabilities attributable to GECAS.
f.Adjustments reflect the loss on sale of GECAS recorded in discontinued operations of $2.6 billion (inclusive of $0.6 billion tax expense) calculated as follows:

(In billions)
Cash received (net of selling and other expenses)	$23.4
AerCap notes	1.0
Fair value of 111.5 million shares of AerCap	6.6
Total consideration		$31.0

Less: GE's carrying value in GECAS ($34.3 billion less intercompany eliminations and other adjustments)		33.0

Pro forma loss before income taxes		(2.0)
Benefit (provision) for income taxes (inclusive of expected U.S. tax on disposition of foreign operations)		(0.6)
Pro forma net loss on sale of GECAS		$(2.6)

Amounts may not add due to rounding.
g.Adjustments reflect the elimination of revenues and costs and expenses of GECAS.
h.Adjustment represents the elimination of $3.9 billion, $4.9 billion and $4.9 billion of revenues attributable to GECAS less the reversal of intercompany eliminations of $0.2 billion, $0.2 billion and $0.2 billion, respectively, for the years ended December 31, 2020, 2019 and 2018.
i.Adjustment represents the elimination of $0.2 billion, $0.3 billion and $0.3 billion of selling, general and administrative expenses attributable to GECAS less the reversal of intercompany eliminations of $0.2 billion, $0.2 billion and $0.2 billion, respectively, for the years ended December 31, 2020, 2019 and 2018.
j.Adjustment represents interest costs allocated to GECAS using GE Capital’s interest allocation process. Actual reduction in interest costs for GE will not occur until GE takes actions, as intended, to reduce leverage following completion of the GECAS transaction.
k.Adjustment reflects the estimated income tax effect of the pro forma adjustments at a statutory rate.
(6)